Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Fifth Third Bancorp:

We consent to the incorporation by reference in Registration Statement No. 333-123493 of Fifth Third Bancorp on Form S-8 of our report dated April 20, 2004 appearing in this Annual Report on Form 11-K of Southern Community Bancorp Employees’ Savings and Profit Sharing Plan for the year ended December 31, 2004.

/s/    Hacker, Johnson & Smith PA

Tampa, Florida

June 28, 2005